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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan of BNS Co. (formerly Brown & Sharpe Manufacturing Company) of our report dated February 15, 2001, with respect to the consolidated financial statements of Brown & Sharpe Manufacturing Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                    ERNST & YOUNG LLP


Providence, Rhode Island
July 30, 2001